Exhibit 5.1

May 9, 2017

The Meet Group, Inc.
100 Union Square Drive
New Hope, Pennsylvania 18938

RE:	The Meet Group, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to The Meet Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of 1,800,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Company’s Amended and Restated 2012 Omnibus Incentive Plan (the “2012 Plan Shares”) and 2,750,000 shares of the Company’s Common Stock issuable under the Company’s Amended and Restated 2016 Inducement Omnibus Incentive Plan (the “2016 Inducement Plan Shares” and, together with the 2012 Plan Shares, the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and in accordance with the terms of the Amended and Restated 2012 Omnibus Incentive Plan or Amended and Restated 2016 Inducement Omnibus Incentive Plan, as the case may be, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP